Exhibit 4.17

Power of Attorney

The Enterprise, Beijing New Oriental Xuncheng Network Technology Co., Ltd. (hereinafter referred to as the “Enterprise” or “Beijing Xuncheng”), is an enterprise legally established in the People’s Republic of China with its uniform social credit code of 9111010877256341X4 and registered address at 801-01 F/8 Haidian East Third Street, Haidian District, Beijing, currently holding 100% of the shares of Beijing Kuxue Huisi Network Technology Co., Ltd. (hereinafter referred to as the “Subsidiary”) and 51% of the shares of Beijing Dongfang Youbo Network Technology Co., Ltd.(hereinafter referred to as the “Dongfang Youbo”) During the time after the signing date of this Power of Attorney, if the Enterprise invests or controls any other institutions (including but not limited to companies or other subsidiaries with over 50% of the shares directly or indirectly owns by the Enterprise), the Enterprise undertakes to add the shares held over such subjects to the scope of share under this Power of Attorney.

Subject to the laws and regulations of the People’s Republic of China (hereinafter referred to as “China”), we, in respect of the foregoing shares, as of May 10, 2018, hereby irrevocably authorize Beijing Dexin Dongfang Network Technology Co., Ltd. (hereinafter referred to as “WFOE”) to exercise the following rights during the term of this Power of Attorney:

Exclusively authorize WFOE or its designated person(s) (including but not limited to directors of WFOE’s shareholders and excluding any non-independent persons or persons may cause any conflict of interests, hereinafter referred to as “the Attorney”) to act as an attorney-in-fact, on behalf of the Enterprise and at its own will, to exercise the following rights, including but not limited to:

1) propose to convene, and participate in the Shareholders’ Meeting and the Board Meeting according to the articles of association of the Enterprise, as well as sign relevant resolutions thereof and the meeting minutes;

2) exercise all the rights enjoyed as shareholders and directors of the Enterprise at its Shareholders’ Meeting and the Board Meeting under the laws and the articles of association of the company, including but not limited to shareholders’ voting rights and the right to nominate and appoint directors and officers of the company (if any);

3) serve as an attorney-in-fact to submit any documents that shall be submitted by shareholders or directors of Beijing Xuncheng to relevant government authorities or other regulatory agencies;

4) the right to distribute dividends (including the rights to receive and reject dividends) as the shareholder of the Enterprise, the rights to sell or transfer all or part of the shares and/or assets held by the Enterprise, and the rights to distribute the remaining property obtained after the liquidation of the Enterprise;

5) form a liquidation group in case of liquidation or dissolution of the Enterprise and exercise the functions and powers of the liquidation group during the liquidation according to laws, including but not limited to the management of the assets of the Enterprise.

6) have the access to review the resolutions of the Shareholders’ Meeting, the resolutions and minutes of the meeting of the Board of Directors or the Board of Supervisors, and the financial and accounting statements and reports of the Enterprise according to laws; and

7) all other rights enjoyed by the Enterprise as a shareholder of the Enterprise (including but not limited to all rights under the laws of China and the articles of association of the company).

During the term of this Power of Attorney, the Enterprise undertakes to deliver the WFOE or its designated third party free of charge any dividends, bonuses or any assets distributed from the Enterprise as soon as possible and no later than three days after the date of receipt of the distribution.

During the period when the Enterprise is a shareholder of Beijing Xuncheng, regardless of the change in the proportion of equity held by the Enterprise, this Power of Attorney shall be irrevocable and remain in force as of the date of signing this Power of Attorney; only when WFOE issues a written notice to the Enterprise, of removal of the Attorney, the Enterprise shall immediately designate other attorney(s) designated by WFOE at that time to exercise the rights authorized hereunder, and the new Power of Attorney shall replace the original Power of Attorney once it is issued; except that case, the Enterprise will not cancel the entrustment and authorization granted to the Attorney. During the term of this Power of Attorney, the Enterprise hereby waives the exercise of all rights authorized to the Attorney under this Power of Attorney and will no longer exercise such rights on its own. Once the Enterprise loses its legal personality due to merger, division, termination, winding up, dissolution, liquidation or other reasons, or occurrence of other circumstances that may affect the Enterprise to exercise its rights as a shareholder of the Subsidiary and Dongfang Youbo, any successor, administrator or liquidator of the Enterprise shall succeed to or administer the rights of the Enterprise as a shareholder of the Subsidiary and Dongfang Youbo under the premise of continuing to abide by the provisions of this Power of Attorney.

The Enterprise shall acknowledge and assume corresponding responsibilities for any legal consequences arising out of the exercise of the aforesaid authorized rights by the Attorney. The Enterprise hereby acknowledges that under no circumstances shall the Attorney be required to assume any responsibility or make any economic compensation for the exercise of the aforesaid authorized rights. The Enterprise agrees to indemnify WFOE from and against and all losses that are suffered or may be suffered from any exercise of the authorized rights by the designated Attorney, including but not limited to any losses arising from any lawsuit, recovery, arbitration, claim by any third parties or administrative investigation and penalties by governmental authorities.

The Enterprise will provide full assistance to the Attorney for exercising the aforesaid authorized rights, and will the Enterprise to provide full assistance, including timely signing the resolutions of the Shareholders’ Meeting, the Board of Directors, or other relevant legal documents already made by the Attorney when necessary (for example, for purpose of submitting documents to governmental departments to meeting the requirements for approval, registration, and filing) and enabling the Attorney to have the right to get to know the operation, business, customers, finance, employees and other related information of the company and have access to relevant information of the Enterprise, etc.

The Enterprise hereby undertakes and warrants that the aforesaid authorization of the Enterprise will not result in actual or potential conflicts of interests between the Enterprise and WFOE and/or the Attorney. In case of potential conflicts of interests between the Enterprise and the shareholders of the Enterprise and WFOE or overseas parent company of WFOE or its subsidiaries, without violating relevant provisions of the laws and regulations of China, the Enterprise shall give priority to protect and shall not impair the interests of WFOE or overseas parent company of WFOE. For avoidance of doubt, the Power of Attorney shall not be deemed the exercise of the interests within the scope of the Power of Attorney for the Enterprise or any other persons non-independent or possibly causing conflicts of interests.

If the grant or exercise of the aforesaid authorized rights fail to be realized for any reason (except breach by the Enterprise of the provisions of this Power of Attorney), the parties shall immediately seek the alternative most similar to the unrealizable provisions, and when necessary, sign supplementary agreements to modify or adjust the provisions of this Power of Attorney, to ensure that the purpose of this Power of Attorney can be realized continually.

This Power of Attorney shall be governed by and construed in accordance with the laws of China. Any and all disputes arising out of the performance of the Power of Attorney shall be settled through amicable negotiation among the parties; if no settlement can be reached through negotiation, the disputes shall be referred to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules thereof then effective. The arbitration shall take place in Beijing. The language of the arbitration shall be Chinese, and the arbitral award shall be final and binding upon the parties.

The Power of Attorney shall become effective as of the date of signing and shall remain in force during the term of the Exclusive Management Consultant and Business Cooperation Agreement among WFOE, Beijing Xuncheng, the Enterprise and relevant parties.

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Beijing New Oriental Xuncheng Network Technology Co., Ltd. (Seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

Power of Attorney

The Enterprise, [Name of the Enterprise] (hereinafter referred to as the “Enterprise”), is an enterprise legally established in the People’s Republic of China, currently holding [% of Equity Interest in the Variable Interest Entity] of the shares of Beijing New Oriental Xuncheng Network Technology Co., Ltd. (hereinafter referred to as “Beijing Xuncheng”). Subject to the laws and regulations of the People’s Republic of China (hereinafter referred to as “China”), we, in respect of the foregoing shares, as of May 10, 2018, hereby irrevocably authorize Beijing Dexin Dongfang Network Technology Co., Ltd. (hereinafter referred to as “WFOE”) to exercise the following rights during the term of this Power of Attorney:

Exclusively authorize WFOE or its designated person(s) (including but not limited to directors of WFOE’s shareholders and excluding any non-independent persons or persons may cause any conflict of interests, hereinafter referred to as the “Attorney”) to act as an attorney-in-fact, on behalf of the Enterprise and at its own will, to exercise the following rights, including but not limited to:

1) propose to convene, and participate in the Shareholders’ Meeting and the Board Meeting according to the articles of association of Beijing Xuncheng, as well as sign relevant resolutions thereof and the meeting minutes;

2) exercise all the rights enjoyed by the Enterprise as shareholders and directors of Beijing Xuncheng at the Shareholders’ Meeting and the Board Meeting of Beijing Xuncheng under the laws and the articles of association of the company, including but not limited to shareholders’ voting rights and the right to nominate and appoint directors and officers of the company (if any);

3) serve as an attorney-in-fact to submit any documents that shall be submitted by shareholders or directors of Beijing Xuncheng to relevant government authorities or other regulatory agencies;

4) the rights to distribute dividends (including the rights to receive and reject dividends) as the shareholder of Beijing Xuncheng, the rights to sell or transfer all or part of the shares and/or assets held by the Enterprise in Beijing Xuncheng, and the rights to distribute the remaining property obtained after the liquidation of Beijing Xuncheng;

5) form a liquidation group in case of liquidation or dissolution of Beijing Xuncheng and exercise the functions and powers of the liquidation group during the liquidation according to laws, including but not limited to the management of the assets of Beijing Xuncheng.

6) have the access to review the resolutions of the Shareholders’ Meeting, the resolutions and minutes of the meeting of the Board of Directors or the Board of Supervisors, and the financial and accounting statements and reports of Beijing Xuncheng according to laws; and

7) all other rights enjoyed by the Enterprise as a shareholder of Beijing Xuncheng (including but not limited to all rights under the laws of China and the articles of association of the company).

Without causing any limitation to this Power of Attorney, the Attorney shall have the right to sign and perform on behalf of the Enterprise within the authorization the share transfer contract as set out in the Exclusive Option Purchase Agreement to which the Enterprise is a party; to sign and perform as scheduled in the Equity Pledge Agreement and the Exclusive Share Option Agreement to which the Enterprise is a party as well as the supplementary agreements thereto.

During the term of this Power of Attorney, the Enterprise undertakes to deliver the WFOE or its designated third party free of charge any dividends, bonuses or any assets distributed from Beijing Xuncheng as soon as possible and no later than three days after the date of receipt of the distribution.

During the period when the Enterprise is a shareholder of Beijing Xuncheng, regardless of the change in the proportion of equity held by the Enterprise in Beijing Xuncheng, this Power of Attorney shall be irrevocable and remain in force as of the date of signing this Power of Attorney; only when WFOE issues a written notice to the Enterprise, of removal of the Attorney, the Enterprise shall immediately designate other attorney(s) designated by WFOE at that time to exercise the rights authorized hereunder, and the new Power of Attorney shall replace the original Power of Attorney once it is issued; except that case, the Enterprise will not cancel the entrustment and authorization granted to the Attorney. During the term of this Power of Attorney, the Enterprise hereby waives the exercise of all rights authorized to the Attorney under this Power of Attorney and will no longer exercise such rights on its own. Once the Enterprise loses its legal personality due to merger, division, termination, winding up, dissolution, liquidation or other reasons, or occurrence of other circumstances that may affect the Enterprise to exercise its rights as a shareholder of Beijing Xuncheng, any successor, administrator or liquidator of the Enterprise shall succeed to or administer the rights of the Enterprise as a shareholder of Beijing Xuncheng under the premise of continuing to abide by the provisions of this Power of Attorney.

The Enterprise shall acknowledge and assume corresponding responsibilities for any legal consequences arising out of the exercise of the aforesaid authorized rights by the Attorney. The Enterprise hereby acknowledges that under no circumstances shall the Attorney be required to assume any responsibility or make any economic compensation for the exercise of the aforesaid authorized rights. The Enterprise agrees to indemnify WFOE from and against and all losses that are suffered or may be suffered from any exercise of the authorized rights by the designated Attorney, including but not limited to any losses arising from any lawsuit, recovery, arbitration, claim by any third parties or administrative investigation and penalties by governmental authorities.

The Enterprise will provide full assistance to the Attorney for exercising the aforesaid authorized rights, and will urge Beijing Xuncheng to provide full assistance, including timely signing the resolutions of the Shareholders’ Meeting, the Board of Directors, or other relevant legal documents already made by the Attorney when necessary (for example, for purpose of submitting documents to governmental departments to meet the requirements for approval, registration, and filing) and enabling the Attorney to have the right to get to know the operation, business, customers, finance, employees and other related information of the company and have access to relevant information of Beijing Xuncheng, etc.

The Enterprise undertakes that, without the prior written consent of WFOE, the Enterprise will not directly or indirectly participate in, be engaged in, be involved in or possess, or use the information obtained from WFOE or Beijing Xuncheng to participate in, engage in, involve in or possess any business that competes or may compete with Beijing Xuncheng or its affiliates or main business, nor hold any interests in or obtain any benefits from any business that competes or may compete with Beijing Xuncheng or its affiliates or main business.1

The Enterprise hereby undertakes and warrants that the aforesaid authorization of the Enterprise will not result in actual or potential conflicts of interests between the Enterprise and WFOE and/or the Attorney. In case of potential conflicts of interests between the Enterprise and Beijing Xuncheng and WFOE or overseas parent company of WFOE or its subsidiaries, without violating relevant provisions of the laws and regulations of China, the Enterprise shall give priority to protect and shall not impair the interests of WFOE or overseas parent company of WFOE. For avoidance of doubt, the Power of Attorney shall not be deemed the exercise of the interests within the scope of the Power of Attorney for the Enterprise or any other persons non-independent or possibly causing conflicts of interests.

If the grant or exercise of the aforesaid authorized rights fail to be realized for any reason (except breach by the Enterprise of the provisions of this Power of Attorney), the parties shall immediately seek the alternative most similar to the unrealizable provisions, and when necessary, sign supplementary agreements to modify or adjust the provisions of this Power of Attorney, to ensure that the purpose of this Power of Attorney can be realized continually.

[1]	This paragraph is not applicable to the letter of undertaking of New Oriental Education & Technology Group Inc. (Refer to Schedule No. 9)

This Power of Attorney shall be governed by and construed in accordance with the laws of China. Any and all disputes arising out of the performance of the Power of Attorney shall be settled through amicable negotiation among the parties; if no settlement can be reached through negotiation, the disputes shall be referred to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules thereof then effective. The arbitration shall take place in Beijing. The language of the arbitration shall be Chinese, and the arbitral award shall be final and binding upon the parties.

The Power of Attorney shall become effective as of the date of signing and shall remain in force during the term of the Exclusive Management Consultant and Business Cooperation Agreement among WFOE, Beijing Xuncheng, the Enterprise and relevant parties.

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[Name of the Enterprise] (Seal)

/s/ seal

Signed by the Legal Representative or Authorized Representative:

/s/ the Legal Representative or Authorized Representative

Schedule of Material Differences

One or more Enterprises entered into the power of attorney using this form respectively with Beijing Dexin Dongfang Network Technology Co., Ltd. (the “WFOE”) as shareholders of Beijing New Oriental Xuncheng Network Technology Co., Ltd.. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed power of attorney differ from this form.

No.	Name of the Enterprise	% of Equity Interest in the Variable Interest Entity
1.	Tianjin Xuncheng Yiyue Technology Partnership (L.P.)	0.6928
2.	Tianjin Xuncheng Luyue Technology Partnership (L.P.)	1.8308
3.	Tianjin Xuncheng Bayue Technology Partnership (L.P.)	0.8523
4.	Tianjin Xuncheng Jiuyue Technology Partnership (L.P.)	1.7626
5.	Tianjin Xuncheng Shiyue Technology Partnership (L.P.)	1.7506
6.	Tianjin Xuncheng Shieryue Technology Partnership (L.P.)	0.8979
7.	Tianjin Xuncheng Shisanyue Technology Partnership (L.P.)	4.2475
8.	Linzhi Tencent Network Technology CO., Ltd	13.4710
9.	New Oriental Education & Technology Group Inc.	74.4945
10.	Beijing New Oriental Xuncheng Network Technology Co., Ltd.	13.4710

No.	Name of the Enterprise	% of Equity Interest in the Variable Interest Entity
1.	Tianjin Xuncheng Yiyue Technology Partnership (L.P.)	0.6928
2.	Tianjin Xuncheng Luyue Technology Partnership (L.P.)	1.8308
3.	Tianjin Xuncheng Bayue Technology Partnership (L.P.)	0.8523
4.	Tianjin Xuncheng Jiuyue Technology Partnership (L.P.)	1.7626
5.	Tianjin Xuncheng Shiyue Technology Partnership (L.P.)	1.7506
6.	Tianjin Xuncheng Shieryue Technology Partnership (L.P.)	0.8979
7.	Tianjin Xuncheng Shisanyue Technology Partnership (L.P.)	4.2475
8.	Linzhi Tencent Network Technology CO., Ltd	13.4710
9.	New Oriental Education & Technology Group Inc.	74.4945